Exhibit 99.1

ColorMatrix Group, Inc.

Summary Historical Financial Data

Summary Historical Financial Data	Fiscal Year Ended,			9 Months Ended,		LTM
($ in millions unless otherwise indicated)	2008A	2009A	2010A	9/30/10	9/30/11	9/30/11
Operating Performance
Sales	$164.1	$148.8	$189.4	$146.5	$156.0	$198.9
Growth	N/A	(9.3%)	27.3%	N/A	6.5%	N/A
COGS	100.1	89.5	113.9	83.4	90.6	121.1
Gross Profit	64.0	59.3	75.5	63.1	65.4	77.8
Margin	39.0%	39.9%	39.9%	43.1%	41.9%	39.1%

SG&A	48.4	43.7	53.5	43.2	47.5	57.8
Operating Income	$15.6	$15.6	$22.0	$19.9	$17.9	$20.0
Margin	9.5%	10.5%	11.6%	13.6%	11.5%	10.1%

Adjusted EBITDA	$35.3	$34.7	$43.2	$36.2	$36.0	$43.0
Margin	21.5%	23.3%	22.8%	24.7%	23.1%	21.6%

Unrealized Foreign Exchange (Gain) Loss	$25.4	($5.3)	($4.0)	($3.5)	$1.1	$0.6
Interest Expense	20.9	17.4	16.4	13.5	12.9	15.8
Taxes	(3.2)	(0.3)	1.4	3.4	3.1	1.1

Net Income	($27.5)	$3.8	$8.2	$6.5	$0.8	$2.5

Balance Sheet
Cash	$6.8	$10.4	$9.0	$8.5	$8.5	$8.5
Accounts Receivable	21.1	22.7	24.2	30.2	30.9	30.9
Inventories	19.5	16.8	21.1	23.3	29.3	29.3
Plant and Equipment, net	15.5	16.9	21.2	16.8	19.3	19.3
Total Assets	264.0	262.2	255.3	260.2	264.7	264.7

Other Financial Data
Capital Expenditures	5.2	4.8	8.2	6.6	5.4	7.0

Note: Financial results for 2010 and 2011 are pro forma for the acquisition of Gayson Silicone Dispersions, Inc. (“Gayson SDI” or “GSDI”)

ColorMatrix Group, Inc.

EBITDA Reconciliation

($ in millions)	Fiscal Year Ended,			Nine Months Ended,		LTM
	12/31/2008	12/31/2009	12/31/2010	9/30/2010	9/30/2011	9/30/2011
Net income (loss)	($27.5)	$3.8	$8.2	$6.5	$0.8	$2.5
Income tax expense (benefit)	(3.2)	(0.3)	1.4	3.4	3.1	1.1
Interest expense, net	20.9	17.4	16.4	13.5	12.9	15.8
Unrealized foreign exchange (gain) loss	25.4	(5.3)	(4.0)	(3.5)	1.1	0.6
Depreciation & Amortization	16.7	16.2	16.4	12.8	14.2	17.8
Audax expenses	1.1	1.2	1.0	0.8	0.8	1.0
Other	1.5	—	—	—	—	—
Stock based compensation	—	0.5	0.9	0.5	—	0.4

EBITDA	$34.9	$33.5	$40.3	$34.0	$32.9	$39.2

Due Diligence Adjustments	0.4	1.2	2.9	2.2	3.1	3.8

Adjusted EBITDA	$35.3	$34.7	$43.2	$36.2	$36.0	$43.0

Note: Results for 2010 and 2011 are pro forma for the acquisition of Gayson Silicone Dispersions, Inc. (“Gayson SDI” or “GSDI”)